UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 15, 2020

THE AES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12291	54-1163725
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 1100

Arlington, Virginia 22203

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

(703) 522-1315

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	AES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

Pricing of Senior Secured First Lien Notes

On May 15, 2020, The AES Corporation (the “Company” or “AES”) issued a press release to announce the pricing of the previously announced private offering of the 3.30% Senior Secured First Lien Notes due 2025 (the “2025 Notes”) and 3.95% Senior Secured First Lien Notes due 2030 ( the “2030 Notes”, and together with the 2025 Notes, the “New Notes”). A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in this Item 8.01 of this Current Report on Form 8-K.

This Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 does not constitute an offer to sell or the solicitation of an offer to buy the New Notes, nor shall there be any offer, solicitation or sale of the New Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful. The New Notes will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

Upsizing of Tender Offers

In addition, on May 15, 2020, AES issued a press release to announce the upsizing of the previously announced cash tender offers (the “Tender Offers” and each, a “Tender Offer”) to purchase its outstanding 4.000% Senior Notes due 2021 (the “2021 Notes”), 4.875% Senior Notes due 2023 (the “4.875% 2023 Notes”) and 4.500% Senior Notes due 2023 (the “4.500% 2023 Notes” and, together with the 2021 Notes and the 4.875% 2023 Notes, the “Outstanding Notes”) from a combined aggregate purchase price of up to $1.485 billion to a combined aggregate purchase price of up to $1.584 billion (the “Aggregate Purchase Price”) and an increase to the aggregate maximum tender cap to an aggregate principal amount of Outstanding Notes that would not result in an Aggregate Purchase Price that exceeds $1.584 billion (such amount, subject to further increase or decrease, the “Aggregate Maximum Tender Cap”). AES is also increasing the aggregate purchase price of its 4.875% 2023 Notes and the 4.500% 2023 Notes (collectively, the “2023 Notes”) from $970 million to $1.069 billion (the “2023 Notes Aggregate Purchase Price”) and an increase to the tender cap with respect to the 2023 Notes to an aggregate principal amount of the 2023 Notes that would not, collectively, result in the purchase price for the 2023 Notes to exceed $1.069 billion (the “2023 Notes Tender Cap”).

The other terms of the Tender Offers described in the offer to purchase related to the Tender Offers remain unchanged. AES reserves the right, subject to applicable law, to further increase or decrease the Aggregate Maximum Tender Cap or increase, decrease or waive the 2023 Notes Tender Cap. A copy of the press announcing the upsizing of the Tender Offers is attached hereto as Exhibit 99.2 and is hereby incorporated by reference in this Item 8.01 of this Current Report on Form 8-K.

Safe Harbor Disclosure

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Such forward-looking statements include, but are not limited to, the expected closing date of the New Notes, the proposed use of proceeds therefrom, and other expected effects of the offering of the New Notes.

Actual results could differ materially from those projected in AES’ forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results include the successful closing of the offering of New Notes, the aggregate amount of Outstanding Notes tendered pursuant to the Tender Offers (which could lead to retirement or repayment of other existing debt) and other risks and uncertainties discussed in the Offering Memorandum related to the New Notes, as well as in AES’ filings with the SEC, including, but not limited to, the risks discussed under Item 1A “Risk Factors” and Item 7: “Management’s Discussion & Analysis of Financial Condition and Results of Operations” in AES’ 2019 Annual Report on Form 10-K, and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Anyone who desires a copy of AES’ 2019 Annual Report on Form 10-K filed February 27, 2020 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Form 10-K may be obtained by visiting AES’ website at www.aes.com.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated May 15, 2020, announcing the pricing of the New Notes.
99.2	Press Release, dated May 15, 2020, announcing the upsizing of the Tender Offers.
101	Inline XBRL Document Set for the Cover Page from this Current Report on Form 8-K, formatted as Inline XBRL.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION

By:	/s/ Gustavo Pimenta
Name:	Gustavo Pimenta
Title:	Executive Vice President and Chief Financial Officer

Date: May 20, 2020